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                                                                    EXHIBIT 10.1

                          ACCOUNTS RECEIVABLE AGREEMENT


This Agreement entered into as of May 29, 2003 by and among HEI, Inc. (herein called "Client"), a Minnesota corporation, whose addresses are 1495 Steiger Lake Lane, Victoria, MN 55386 and 610 S Rockford Drive, Tempe, AZ 85281 and 4801 N 63rd Street, Boulder, CO 80301 and Beacon Bank (herein called "Purchaser"), whose address is 19765 Highway 7, Shorewood, MN 55331. In consideration of the mutual covenants set forth herein, Client and Purchaser agree as follows:

                                 I. DEFINITIONS

"ACCOUNT" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, or (vii) arising out of the use of a credit or charge card or information contained on or for use with the card and any and all the proceeds therefrom. The term does not include (i) rights to payment evidenced by chattel paper or an instrument, (ii) commercial tort claims, (iii) deposit accounts,
(iv) investment property, (v) letter of credit rights or letters of credit, or
(vi) rights to payment for money or funds advanced or sold, other than rights arising out of the use of a credit or charge card or information contained on or for use with the card.

"AFFILIATE" means, with respect to the Client, any person which directly or indirectly controls, is controlled by, or is under common control with the Client. The Client shall be deemed to control another person if the Client owns directly or indirectly 5% or more of any class of voting stock of the controlled person or possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the controlled person, whether through ownership of stock, by contract or otherwise. In addition, the Client's Affiliates shall include the Client's officers, directors, joint venturers and partners and any person controlled by any such officer, director, joint venturer partner.

"COLLATERAL" means all of the property, real or personal, tangible or intangible, given as security pursuant to Section 7.01 hereof for the obligations of Client under this agreement.

"CREDIT PROBLEM" means a Customer is unable to pay its debts because of insolvency, the dissolution, termination of existence, or business failure of the Customer, the voluntary filing of a petition of bankruptcy, or the commencement of any proceeding under the Bankruptcy Code or any other bankruptcy or insolvency laws by or against Customer such that payment on the Account is or will be impaired.

"CUSTOMER" means Client's customer or the account debtor.

"CUSTOMER DISPUTE" means any claim by a Customer against Client, valid or invalid, now existing or hereafter arising (including, but not limited to, a claim for credit or refund due to a return of goods which gave rise to an Account, but excluding discounts, credits, allowances and adjustments accepted by Purchaser in determining the Eligible Amount of an Account), and which the Customer claims or may otherwise result in any reduction in the amount to be paid by the Customer under any Account or Accounts. The foregoing notwithstanding, a dispute with a Customer involving a Customer Dispute and/or a Credit Problem shall be deemed a Customer Dispute.

"DAILY RATE" means the amount per diem equal to 1/25th of 1% (one twenty-fifth of one percent) of the Eligible Amount for each day an Account assigned herein remains unpaid.

"ELIGIBLE AMOUNT" means the gross face amount of the Account less (i) any partial payments under the Account and (ii) any trade or cash discounts, credits or allowances, or any adjustments to the Account taken by the Customer.

"PURCHASER'S DISCOUNT" means for each Account purchased by Purchaser in accordance with the terms hereof, the difference between the Eligible Amount of such Account and the Purchase Price of such Account, the Purchase Price determined as of the date that the Eligible Amount is paid in full, whether by the Customer or Client.

"INSOLVENT" means, with respect to any person or entity, that such person's or entity's liabilities exceed such person's or entity's assets and/or such person or entity is not generally paying its debts as they become due and means "insolvent" as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act.

                       II. PURCHASE OF ACCOUNTS RECEIVABLE

2.01 ASSIGNMENT/PURCHASE. Client hereby assigns and sells to Purchaser as absolute owner with recourse all Accounts approved and deemed acceptable by Purchaser, and represented by Client to be bona fide existing obligations of its Customers arising out of, and acquired by it, in the ordinary course of its business, which Accounts are or will be due and owing to Client without defense, offset or counterclaim.


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2.02 PURCHASER'S DISCRETION. Purchaser shall purchase only such Accounts hereunder as Purchaser may select and approve in its sole and absolute discretion. Purchaser shall not have any liability to Client or any of Client's Customers for any failure or refusal by Purchasers to purchase any Account.

2.03 ASSIGNMENT DOCUMENTS. Client will provide Purchaser with an assignment of Accounts, in a form(s) satisfactory to Purchaser (including any notices of assignment as may be required by Purchaser), together with the original invoice or a true copy of each invoice and/or statement, as may be specified by Purchaser, including evidence of shipment, or other instruments or papers that Purchaser may require.

2.04 STAMPING. At Purchaser's request, Client will place a sticker on, or stamp, each original invoice being sold to Purchaser, in a form acceptable to Purchaser, indicating that the Account has been sold to Purchaser and that payment must be made directly to Purchaser. If for any reason Client fails to provide an Account with proper notification, Purchaser will charge a missing notation fee of 3% of the Eligible Amount. This requirement of stamping does not apply to any Accounts purchased by Purchaser that have been invoiced by Client prior to the date hereof.

2.05 NOTIFICATION. Client agrees to provide Purchaser a sufficient number of Notice of Assignment of Account forms, in a form satisfactory to Purchaser, signed by an authorized representative of Client, which may, at Purchaser's sole discretion, be distributed by Purchaser to each Customer whose Account is assigned and sold to Purchaser by Client. If Purchaser so requires, it shall be Client's obligation to ensure that the Notice of Assignment of Accounts form be duly executed by an authorized representative of the Customer and returned to Purchaser.

2.06 PART PAYMENT. Upon approval and acceptance by Purchaser of an Account, Purchaser shall pay to Client part payment of the Purchase Price in an amount not exceeding 80% (eighty percent) of the Eligible Amount.

2.07 PROCESSING FEE. For each Account approved and accepted by Purchaser hereunder, Purchaser shall receive from Client and Client shall be obligated to pay to Purchaser a processing fee equal to .50% (fifty hundredths percent) of the Eligible Amount.

2.08 PURCHASE PRICE. The purchase price payable by Purchaser to Client for each Account shall be equal to 100% (one hundred percent) of the Eligible Amount reduced by the Daily Rate beginning as of the date that Purchaser makes part payment as to such Account and continuing for each day thereafter that such Account remains unpaid (the "Purchase Price") payable as provided in Section
2.10 hereof.

2.09 COLLECTED RESERVE. Purchaser may hold in a reserve account all collections of purchased and non-purchased Accounts ("Collected Reserve"). The Collected Reserve may be held by Purchaser as security against charge-backs or any other obligations of Client to Purchaser and may be applied by Purchaser against such charge-backs or other obligations. Client hereby transfers and assigns to Purchaser all of its right, title and interest in and to the Collected Reserve, except as any portion of the Collected Reserve is released by Purchaser to Client as provided in Section 2.10 below.

2.10 RETURN OF COLLECTED RESERVE. Purchaser will return to Client that portion or all of the sums in the Collected Reserve on Friday as of Wednesday of each week only if and to the extent, in Purchaser's sole and absolute discretion, Purchaser has determined that Client has complied with all of the terms and conditions of this Agreement, including, without limitation, that no events of default as defined in Article VIII below have occurred and that Client acknowledges to Purchaser that there are no offsets or claims against or customer disputes relating to any Account purchased by Purchaser. However, if the Collected Reserve has a deficit balance at any time, Client shall be obligated to immediately pay to Purchaser, with or without demand, the amount of such deficit.

2.11 CUSTOMER DISPUTES. Upon the occurrence of any Customer Dispute, whether valid or invalid, Client will immediately pay to Purchaser, on the Account purchased by Purchaser subject to the Customer Dispute, the amount of any Part Payment made on the Account by Purchaser plus the Purchaser's Discount. Further, notwithstanding the payment obligation set forth herein, Purchaser may, in addition to any other remedies available to Purchaser under this Agreement, immediately charge-back the Account purchased by Purchaser, which is subject to the Customer Dispute, to Client and provide notice thereof to Client. Where the Purchaser charges back an Account subject to a Customer Dispute or where the Client makes payment to Purchaser as to such an Account, then upon the Purchaser's receipt of the Part Payment plus the Purchaser's Discount due thereon, the Client shall have and be entitled to exercise all rights of and as the owner of such Account subject to the Purchaser's security interest therein as set forth herein. Client shall notify Purchaser immediately of any disputes between Customer and Client. Purchaser may, but is not obligated to, settle any Customer Dispute directly with Customer. Such settlement does not relieve Client of final responsibility for payment of any such Account purchased by Purchaser.

2.12 CLIENT'S OBLIGATION. Until all Accounts purchased by Purchaser are paid or declared in Purchaser's own judgment to be uncollectible due to a Credit Problem, and the Client has satisfied its obligation to pay Purchaser as set forth in Section paragraph 2.11 above, the amount paid for the Account together with the Purchaser's Discount shall be and remain an obligation of Client to Purchaser.

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                  III. WARRANTIES AND REPRESENTATIONS OF CLIENT

         In order to induce Purchaser to enter into this Agreement and purchase Accounts under the terms hereof, and with full knowledge that the truth and accuracy of the warranties and representations set forth in this Agreement are being relied upon by Purchaser, because, among other reasons, time is of the essence and a substantial delay in the purchase of Accounts by Purchaser could be caused by a complete credit investigation of each Customer, Client warrants and represents to Purchaser now, and during the term of this Agreement, that:

3.01   CLIENT ORGANIZATION; ETC.  Client:

                  (a) is duly organized, validly existing and in good standing under the laws of the State of Minnesota;

                  (b) has the power and authority to own its properties and carry on its business as it is now being conducted, and is to be conducted following consummation of the transactions contemplated by this Agreement.

                  (c) is qualified to do business in every jurisdiction where such qualification is necessary;

                  (d) is duly authorized to conduct such business under the name of HEI, Inc. and such trade name has been properly registered as required by the laws of the State of Minnesota; and

                  (e) has the power to execute and deliver this Agreement and to execute and deliver to Purchaser any and all documents required to be executed and delivered hereunder.

3.02 CUSTOMER SOLVENCY. To the best knowledge of Client, no Customer of Client whose Accounts are to be assigned to and purchased by Purchaser, is Insolvent.

3.03 TITLE TO ASSETS. Client has good title to all inventory (other than consigned inventory) and Accounts, free and clear of all mortgages, liens and encumbrances, covenants or restrictions, other than the security interest granted by this Agreement.

3.04 VALIDITY OF ACCOUNTS; ETC. Each Account offered for sale to Purchaser: (a) is an accurate and undisputed (without claim of offset, defense or counterclaim) statement of indebtedness by Customer to Client, for a sum certain, which is due and payable within forty-five days or less, or within such time as is agreed to, in writing, by Purchaser and Client; and (b) arises out of a bona fide absolute sale, delivery and acceptance of goods (not on consignment, or on approval, or on hold basis, or subject to any other contingency), or rendition of service by Client to Customer, made in the ordinary course of Client's business.

3.05 TITLE TO ACCOUNTS; ETC. None of the Accounts being sold to Purchaser have heretofore been sold or assigned to any person, firm or corporation, nor has any security interest in such Accounts been granted to any person, firm or corporation, or are owed by a Customer who is one of Client's Affiliates, other than the security interest granted by this Agreement.

3.06 NO CONTRAVENING AGREEMENTS. There are no agreements, verbal or written, between Client and Customer, or any other party, which would prohibit the sale of the Customer Account by Client to Purchaser.

3.07 AUTHORIZATION; ETC. The execution and performance by Client of the terms and provisions of this Agreement and the execution and delivery of any other documents required to be executed and delivered hereunder have been duly authorized by all requisite company action, and neither the execution and performance of this Agreement or any other documents required to be delivered hereunder, will violate any provision of law, any order of any court or other agency of government, the articles of organization or agreement of partnership, if any, of Client, or any indenture, agreement or other instrument to which Client is a party, or by which Client is bound, or be in conflict with, result in breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Client pursuant to, any such indenture, agreement or instrument, except as provided in this Agreement.

3.08 NO LITIGATION. Except as disclosed in writing by Client to Purchaser, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of Client, threatened against or affecting Client which, if adversely determined, would have a material adverse effect on the business, operations, properties, assets or condition, financial or otherwise, of Client.

3.09 NO ADVERSE AGREEMENTS. Client is not a party to any material agreement or instrument or subject to any restriction adversely affecting its business, properties or assets, operations or condition, financial or otherwise. Client is not in default in the performance, observance or fulfillment of any agreement or instrument to which it is a party which materially adversely affects the business, operations, affairs or condition of Client or any of its properties.


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3.10 NO ADVERSE EVENT. Except as disclosed in writing to Purchaser, there is no fact known to Client which materially adversely affects the business, operations, affairs or condition of Client or any of its properties.

3.11 TAXES. Client has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges levied upon its properties, assets and income, other than those not yet delinquent. There are no unpaid assessments for additional taxes or any basis therefor.

3.12 COMPLIANCE WITH LAWS. Client is in full compliance in all material respects with all state and federal laws relating to the conduct of its business.

               IV. CONDITIONS TO PURCHASER'S OBLIGATIONS HEREUNDER

4.01 CONDITIONS PRECEDENT. Except as to those obligations of Purchaser that are discretionary as set forth herein, the obligations of Purchaser to perform its obligations hereunder is subject to the conditions precedent that the representations and warranties set forth in Article III hereof shall be true and correct on and as of the date hereof, and on the date each Account is offered to Purchaser for sale pursuant to this Agreement; and no Event of Default as specified in Article VIII hereof, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing; and each offer of an Account for sale to Purchaser shall constitute a certification by Client to such effect as of the date of such offer.

                       V. AFFIRMATIVE COVENANTS BY CLIENT

         Client covenants and agrees that, from the date hereof and until termination of this Agreement and performance of all of Client's obligations hereunder, Client will, unless otherwise agreed to in writing by Purchaser:

5.01 INSPECTION OF RECORDS. Promptly, from time to time, permit Purchaser to inspect its books and records, at reasonable business hours, and to make copies of abstracts thereof, and furnish such other information regarding its operations, assets, business affairs and financial condition, as Purchaser may request.

5.02     NOTICES.  Promptly notify Purchaser of:

         (a) any developments which would materially adversely affect the business of Client, its properties or affairs or the ability of Client to perform its obligations under this Agreement, or any other documents delivered in connection herewith;

         (b) any material adverse change in Client's condition, financial or otherwise;

         (c)      the occurrence of any Event of Default by Client as defined in
                  Article VIII hereof, and of the occurrence of any event which upon notice or lapse of time, or both, would constitute such an Event of Default; or

         (d)      any change of address of Client.

5.03 TAXES. Pay all taxes or fees in relation to the Accounts, goods sold or services rendered, giving rise to the Accounts.

5.04 PURCHASER'S PROPERTY. Immediately turn over to Purchaser and, until doing so, hold in trust and safekeeping separate and apart from Client's other property and as the sole and separate property of Purchaser any payment on an Account purchased by Purchaser whenever any such payment, whether cash, check (payable to Client, Purchaser or both), money order or other form of payment, comes into Client's possession, and all goods giving rise to Accounts purchased by Purchaser which are returned or rejected by, or repossessed from Customer(s). If Client fails to turn over payment on a purchased Account to Purchaser in the form received (except for the Client's endorsement when necessary) within two business days of client's receipt of such payments, Purchaser will charge a misdirected payment fee of 15% of the Eligible Amount and the Client shall be obligated to immediately pay such fee with or without demand by Purchaser.

5.05 BOOK ENTRIES. Upon the sale of any of its Accounts to Purchaser, Client will immediately make proper entries on its books and records recognizing and disclosing the sale of such Accounts to Purchaser.

5.06 REIMBURSEMENT OF EXPENSES; ETC. Reimburse the Purchaser for its reasonable expenses, fees and disbursements (including, without limitation, reasonable attorneys' fees and legal expenses and wire transfer fees), incurred in connection with (i) the preparation or administration of this Agreement or any other document relating hereto and (ii) the Purchaser's enforcement of the obligations of the Client under this Agreement or any other such document, whether or not suit is commenced, and which attorneys' fees and legal expenses shall include, but not be limited to, any attorneys' fees and legal expenses incurred in connection with any appeal of a lower court's judgment or order. The Purchaser is hereby authorized to charge from time to time against any reserve account (including, without limitation, the Collected Reserve) established by the Purchaser pursuant to this Agreement any obligation of Client to Purchaser hereunder when due and apply any collections or other proceeds of any Account or other Collateral received by

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Purchaser first to the reimbursement of Client's obligation hereunder.

5.08 REPORTING TO PURCHASER. Client shall provide the financial information to Purchaser as follows:

         (a) Client's year end financials and/or audit reports shall be delivered by Client within 120 days of Client's respective year ends during the term of this Agreement;

         (b) Client's monthly financial statements, including Client's accounts receivable aging and account payable aging, shall be delivered by Client by the 20th day of the month immediately following the month end to which the financial statements relate.

5.09 INSURANCE. Maintain insurance of such types and in such amounts as are maintained by companies of similar size engaged in the same or similar businesses; provided, however, that each policy insuring any collateral securing any and all obligations of Client shall name Purchaser as the loss payee.

                             VI. NEGATIVE COVENANTS

         Client covenants and agrees that, until termination of this Agreement and performance by Client of all of its obligations hereunder, unless Purchaser shall otherwise consent in writing, it will not directly or indirectly:

6.01 NO LIENS. Create, incur, assume or suffer to exist any pledge, lien, charge or other encumbrance of any nature whatsoever on any of its Accounts or inventory, now or hereafter owned, other than the security interest granted by this Agreement.

6.02 NO SALE OF ASSETS; ETC. Sell, lease, transfer or otherwise dispose of any of its business or assets, except such (i) sales, transfers or other dispositions (including, without limitation, dispositions of inventory and equipment and the licensing of general intangibles) in the ordinary course of its business and (ii) grants of security interests in equipment in connection with Client's purchase money financing of such equipment.

6.03 NO INTERFERENCE WITH PURCHASER'S RIGHTS. Interfere in any fashion or under any circumstances with any of Purchaser's rights under this Agreement.

6.04 NO OTHER SALE OF ACCOUNTS. Sell its Accounts except to Purchaser during the term of this Agreement.

6.05 NO CHANGE OF ACCOUNT TERMS. Change or modify the terms of the original Account with Customer.

6.06 NO PLEDGE OF PURCHASER'S CREDIT. Pledge the credit of Purchaser to any person or entity for any purpose whatsoever.

6.07 NO ALTERNATIONS OF PAYMENT SCHEDULE. Alter any Customer payment schedule.

                             VII. SECURITY INTEREST

7.01 GRANT OF SECURITY INTEREST. As a further inducement for Purchaser to enter into this Agreement, Client hereby grants to Purchaser, as security for the repayment of any and all of Client's obligations hereunder, a security interest in all of Client's accounts and inventory, instruments, documents, contract rights, chattel paper, general intangibles and the proceeds thereof (including any insurance proceeds) now or hereafter owned by Client, or in which Client now or hereafter may have any rights, wherever situated and whenever acquired. Client agrees to execute, from time to time, and authorizes Purchaser to execute and file such financing statements, assignments, and other documents covering the Collateral, including Proceeds, to create, evidence, perfect, maintain or continue its security interest in the Collateral (including additional Collateral acquired by the Client after the date hereof). Client will pay the cost of filing the same in all public offices in which Purchaser may deem filing to be appropriate and will notify Purchaser promptly upon acquiring any additional Collateral that may require an additional filing. Upon the occurrence of and during the continuance of an Event of Default, Client appoints Purchaser irrevocably as Client's agent and attorney-in-fact to perform such tasks as Purchaser in the sole exercise of its discretion determines to undertake to protect and/or enforce its rights to recover all sums due under the Agreement including, without limitation, notifying the United States Postal Service to change the address for delivery of the Client's mail to any address designated by Purchaser, otherwise intercept Client's mail, and receive, open and dispose of the Client's mail. Upon request, Client will deliver to Purchaser all Client's Documents, Chattel Paper and Instruments constituting part of the Collateral.

                                 VIII. DEFAULTS

8.01 EVENTS OF DEFAULT. Upon the occurrence of any of the following events (each of which is herein sometimes called an "Event of Default"):

         (a) If Client shall fail to pay any of its obligations to Purchaser within three business days of the date when due;


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         (b)      If Client confesses inability to continue performance in
                  accordance with this Agreement;

         (c) If any representation or warranty made herein or in any report, assignment, certificate, financial statement or other instrument furnished in connection with this Agreement, shall prove to be false or misleading in any material respect;

         (d) If Client shall fail to perform any covenant, condition or agreement contained herein;

         (e) If Client or any other person liable in whole or in part for payment or performance of the obligations contained herein shall (i) apply for or consent to appointment of a receiver, trustee, custodian or liquidator of it or any of its property;
                  (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 7 or 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or if a corporate action shall be taken for the purpose of effecting any of the foregoing;

         (f) If any order, judgment or decree shall be entered, without the application, approval or consent of Client by any court or competent jurisdiction, approving a petition seeking reorganization of Client or appointing a receiver trustee, custodian or liquidator of Client, or of all or a substantial part of the assets of Client;

         (g) If there occurs any attachment on any deposits or other property of Client in the hands or possession of Purchaser;

         (h) If any "default" (however defined) shall occur under any guaranty of Client's obligations hereunder;

         then, and in every such Event of Default and at any time thereafter during the continuance of such event, Purchaser may take any action permitted in law or equity including, without limitation, any one or more of the following: (i) charge back to Client all outstanding Accounts and declare all obligations secured hereby immediately due and payable; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) require Client to assemble the Collateral and the records pertaining to the Accounts and make them available to Purchaser at a place designated by Purchaser:
         (iv) enter the premises of Client and take possession of the Collateral and of the records pertaining to the Accounts and any other Collateral;
         (v) grant extensions, compromise claims and settle the Accounts for less than the face value, and without prior notice to Client; (vi) use, in connection with any assembly or disposition of the Collateral, a trademark, trade name, copyright, patent right or technical process used or utilized by Client without payment of any license fee or royalty to Client; (vii) retain any surplus realized to cover Client's obligations to Purchaser and hold Client liable for any deficiency as provided in the Uniform Commercial Code; (viii) offset any funds held by Purchaser in any reserve account for obligations of Client to Purchaser, including but not limited to legal fees or other costs associated with the collection of Accounts, or pursue any other remedy at law or equity which Purchaser may have; (ix) charge an Event of Default fee of $750.00 per occurrence.

                                IX. MISCELLANEOUS

9.01 SURVIVAL OF AGREEMENT; ETC. This Agreement and all covenants, agreements, representations and warranties made herein, shall survive the purchase by Purchaser of the Accounts hereunder, and shall continue in full force and effect, so long as Client shall have any obligations to Purchaser hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties; and all covenants, promises and agreements in this Agreement contained, by or on behalf of Client, shall inure to the benefit of the successors and assigns of Purchaser.

9.02 PURCHASER'S PROPERTY. Any payment or payment(s) due as to any Account purchased by or assigned to Purchaser are the sole property of Purchaser.

9.03 APPOINTMENT OF ATTORNEY-IN-FACT. In order to carry out this Agreement and avoid unnecessary notification to Customers, Client irrevocably appoints Purchaser, or any person designated by Purchaser, its special attorney in fact or agent, with power to:

         (a) Delete Client's address on all invoices and statements mailed to Customers and to substitute in its place Purchaser's address;

         (b) Receive, open and dispose of all mail addressed to Client or to Client's trade name at Purchaser's address;

         (c) Endorse the name of Client or Client's trade name on any checks or other evidences of payment that may come

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                  into the possession of Purchaser with respect to any
                  Collateral;

         (d) In Client's name, or otherwise, to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due on Accounts purchased by Purchaser;

         (e) To settle, compromise, compound, prosecute or defend any action or proceeding with respect to said Accounts;

         (f) To extend the time of payment of any or all of the Accounts purchased by Purchaser and to make any allowances and other adjustments with reference thereto;

         (g) Offer discounts to Client's Customer exclusive of Client's normal business custom with said Customer where necessary to affect collection; and

         (h) To do any and all things necessary and proper to carry out the purpose of this Agreement. The authority granted pursuant to this power of attorney shall continue in full force and effect until all Accounts purchased by Purchaser have been paid in full.

9.04 OPEN ITEMS. Should Purchaser receive a double payment on an Account or other payment which is not identified, Purchaser shall carry such sums as open items and shall return such sum to Client or Customer, as appropriate, upon written request for payment actually received by Purchaser.

9.05 INDEMNIFICATIONS OF PURCHASER. Client shall hold Purchaser harmless against any Customer ill will arising from Purchaser's collecting or attempting to collect any Account.

9.06 TERM OF AGREEMENT. This Agreement shall continue in full force and effect until May 29, 2004 ("Initial Termination Date"). Purchaser may terminate this Agreement at any time. Absent termination of this Agreement by Purchaser, or as provided elsewhere in this Agreement, this Agreement shall automatically and continually renew for successive periods of six months (each such period referred to as a "Renewal Period") from the Initial Termination Date or the end of a Renewal Period unless, Client, no less than thirty (30) days prior to the Initial Termination Date or the expiration of a Renewal Period: (a) gives Purchaser written notice to terminate this Agreement; and (b) if such termination occurs on or before November 29, 2003 (the "Minimum Cutoff Date"), pays Purchaser as liquidated damages an amount equal to the Monthly Minimum as set forth in Section 9.07 for each month or part of a month between the stated termination date and the Minimum Cutoff Date.

9.07 MONTHLY MINIMUM. Client agrees to generate a minimum of fees, i.e. Processing Fees plus Purchaser's Discount to Purchaser in the amount of $1,500.00 per month for a period of six months from the date of this Agreement regardless of any earlier termination of this Agreement (such minimum fees to be referred to herein as the "Monthly Minimum"). Purchaser acknowledges receipt of Client's payment of $1,000 prior to the execution of this Agreement, and agrees to apply such amount against the Monthly Minimum that the Client is required to generate for the first month during the term of this Agreement. Should Purchaser not receive the Monthly Minimum for any month during the term of this Agreement, Client agrees to remit immediately to Purchaser the difference between the Monthly Minimum and the fees actually generated through financing for such month. Remittance of the difference to Purchaser shall be made as follows: by Purchaser's deducting the difference from the Part Payment for any Account, from any sum otherwise to be returned to Client from the Collected Reserve in accordance with the provisions of this Agreement and/or any collateral securing Client's obligations to Purchaser, or by Client's direct payment to Purchaser of such difference.

9.08 SURVIVAL OF SECURITY INTEREST; ETC. After termination of this Agreement, Client shall remain fully responsible to Purchaser for any Accounts purchased before such termination and Purchaser's security interest shall survive such termination until all of Client's obligations hereunder shall have been fully paid and/or satisfied and, further, Purchaser agrees to abide by any requirements set forth in Article 9 of the Uniform Commercial Code to terminate any security interest granted to it by Client herein.

9.09 BINDING EFFECT; ETC. This Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

9.10 RIGHTS AND REMEDIES. No failure on the part of Purchaser to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by Purchaser of any right, power or remedy under this Agreement preclude any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law.

9.11 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Minnesota. Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Minnesota Uniform Commercial Code have the meanings therein stated.

9.12 CONSENT TO JURISDICTION; ETC. Client hereby consents to the jurisdiction of the courts of the State of Minnesota and the United States District Court for the District of Minnesota for the purpose of any suit, action or other proceeding arising out of any of

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its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts. CLIENT AND PURCHASER ALSO WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

9.13 PURCHASER'S CUSTOMER NOTIFICATION RIGHTS; ETC. Purchaser may in its sole discretion give notice of assignment to any and all Customers of Client and collect Accounts directly from such Customers.

9.14 NOTICES. All notices and communications hereunder shall be given or made to the parties at their respective addresses set forth in the first paragraph of this Agreement, or at such other address as the addressee may hereafter specify for the purpose by written notice to the other party hereto. Such notices and other communications will be effectively given only if and when given in writing and delivered at the address set forth herein or duly deposited in the mails with first-class postage prepaid, or delivered to a telegraph company with all charges prepaid, addressed as aforesaid.

9.15 SEPARABILITY. If any provision hereof is held invalid, illegal or unenforceable in any jurisdiction, for any reason whatsoever, the other provisions hereof shall remain in full force and effect in such jurisdiction and to that end provisions hereof are declared to be severable and the remaining provisions shall be liberally construed in favor of Purchaser.

9.16 HEADINGS. The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto all as of the day and year first above written.

BEACON BANK                                        HEI, INC.

By                                                 By /s/ Mack Traynor
  ---------------------                              --------------------------
Its                                                Its President
   --------------------                               -------------------------

                                                   By
                                                     --------------------------
                                                   Its
                                                      -------------------------








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